Dated 21 July 2005



                           SALE AND PURCHASE AGREEMENT



                                      among


      (1)   MARIVAUX INVESTMENTS LIMITED

      (2)   GRAETON HOLDINGS LIMITED

      AS VENDORS and

      (3)   EUROWEB INTERNET SZOLGALTATO RESZVENYTARSASAG

      (4)   EUROWEB INTERNATIONAL CORPORATION

      AS PURCHASERS

                                  relating to



                   NAVIGATOR INFORMATIKA UZLETI SZOLGALTATO ES
                          KERESKEDELMI RESZVENYTARSASAG


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

This SALE AND PURCHASE AGREEMENT dated as of 21 July is concluded by and among

1. MARIVAUX INVESTMENTS LIMITED (registered seat: 256 Makarios Avenue, Eftapaton Court, CY3105 Limassol, Cyprus; Inc.no. 160815) ("Vendor 1");

2. GRAETON HOLDINGS LIMITED (registered seat: 256 Makarios Avenue, Eftapaton Court, CY3105 Limassol, Cyprus; Inc.no. 160814) ("Vendor 2");

3.  EUROWEB  INTERNET  SZOLGALTATO   RESZVENYTARSASAG   (registered  seat:  1138
Budapest,  Vaci  ut  141.,  Hungary;   registration  number:  Cg.  01-10-044965)
("Purchasers 1"); and

4. EUROWEB INTERNATIONAL CORP. (business address: 1065 Avenue of the Americas, 21st Floor, New York, NY 10018, USA; IRS NUMBER: 133696015) ("Purchasers 2")

Vendor 1 and Vendor 2 will be referred to collectively as "Vendors" and individually each as "Vendor, and Purchasers 1 and Purchasers 2 will be referred to collectively as "Purchasers" and individually each as "Purchasers"; while the Vendors and the Purchasers will be referred to collectively as the "Parties" and individually each as a "Party".


RECITALS

A. WHEREAS, Navigator Informatika Uzleti Szolgaltato es Kereskedelmi Reszvenytarsasag (registered seat: H-1097 Budapest, Konyves Kalman krt. 5/b., Hungary.; registration number: Cg. 01-10-044621) (the "Company") is engaged in the provision of business IT services.

B. WHEREAS, the Vendors are the owners of the 100% of the registered shares of the Company.

C. WHEREAS, the Company and Commerzbank (Budapest) Reszvenytarsasag (registered seat: 1054 Budapest, Szechenyi rkp.8.; registration number:
      01-10-042115) ("Commerzbank") concluded a loan agreement for the value of HUF 201.250.000 (two hundred and one million two hundred and fifty thousand Hungarian forints) on 6 April 2005 (contract number: 2005/036) (the "Loan Agreement"). Each of the Vendors concluded a share-deposit agreement, respectively, with Commerzbank on 15 July 2005 in connection with the Loan Agreement (the "Share Deposit Agreement"), on the basis of which the Sale Shares (as defined below) are deposited with Commerzbank.

D. WHEREAS, the Purchasers intend to buy, in accordance with the conditions set forth in this Agreement, all the shares in the Company at Closing. The Vendors intend to sell 100% of the shares in the Company to the Purchasers.


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

NOW IT IS HEREBY AGREED as follows:


ARTICLE I: DEFINITIONS; INTERPRETATION

      1.1 Definitions Wherever used in this Agreement or the Schedules hereto, unless the context otherwise requires, the following shall apply to the following terms, respectively, when said terms are used with an upper-case first letter.

      "2004 Accounts" means the financial statements of the Company prepared for the period ended December 31, 2004, together with the unqualified auditors report thereon;

      "Accounts" means the 2004 Accounts, the financial statement of the Company reflecting the Company's business position as of the accounting date thereof, prepared for the period ended December 31, 2003, together with the unqualified auditors report thereon, and the Interim Account;

      "Affiliates" means two or more companies, one of which directly or indirectly owns at least 50% (fifty percent) of the share capital of the other company, or which are both owned directly or indirectly as to at least 50% (fifty percent) of their share capital by a third company.

      "Agreed Encumbrances" means the deposit (ovadek) on the basis of the Share Deposit Agreement granted by the Vendors to Commerzbank over their shareholding interests in the Company in connection with the Company entering into the Loan Agreement.

      "Agreement" means this Sale and Purchase Agreement and all schedules attached hereto, as the same may be amended or modified from time to time.

      "Articles" means the Articles of Association of the Company as at the date hereof.

      "Business Day" means a day other than a Saturday or Sunday or public holiday in Hungary.

      "Closing" shall mean the occasion on which the Purchasers and the Vendors perform their respective obligations subject to Article V hereof and as contemplated by Section III hereof.

      "Closing Date" means the date upon which the Closing occurs.

      "Commerzbank" means Commerzbank  (Budapest)  Reszvenytarsasag  (registered
office:   1054  Budapest,   Szechenyi   rkp.  8.;   registration   number:   Cg.
01-10-042115).

      "Company" shall have the meaning as defined in Recital A hereof.

      "Consideration for the Sale Shares" means the consideration to be paid by the Purchasers to the Vendors as consideration for the sale of the Sale Shares as set out in Section 2.1.


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

      "Controlling Influence" means that the controlling entity directly or indirectly owns more than 50% of the share capital of the controlled company or is entitled to appoint more than 50% of the management of the controlled company.

      "Data Room" means the room at the Company's principal place of business that contained certain information and documents in connection with the Company reviewed by the Purchasers.

      "EuroWeb Shares" shall mean outstanding and issued shares in EuroWeb International Corp. of common stock par value USD 0,001 each, and "EuroWeb Share" means any one of the EuroWeb Shares.

      "Financial Information" means the financial information provided to the Purchasers, as set out in Schedule 5 hereto;

      "Interim Account" means the unaudited financial statement of the Company for the five months period ended May 31, 2005; attached hereto as Schedule 4;

      "Loan Agreement" shall have the meaning as defined in Recital C.

      "Material Condition" means a condition precedent or condition subsequent or obligation established by the Competition Office in accordance with Section 30 (3) of the Act LVII of 1996 on unfair market practices and the prohibition of market restrictions, established by the Competition Office, which if complied with by the Purchasers would have an obvious material adverse effect on the operation of each or the combined operations of the Company and the Purchasers, e.g. which requires the Purchasers to sell certain assets or shareholding interests in companies or terminate important supply or customer contracts in connection with the transaction contemplated by this Agreement.

      "Party" or "Parties" shall mean, collectively the Purchasers and the Vendors, and individually any one of them.

      "Reference Price" means USD 3.397 / 1 Transferable EuroWeb Share.

      "Sale Shares" shall mean all the Share1 package and the Share2 package being purchased by the Purchasers from the Vendors pursuant to this Agreement and being all the issued registered capital of the Company.

      "Share 1 package" shall mean 10.625 pieces registered ordinary shares, each having a nominal value of HUF 10.000 (ten thousand Hungarian forints), representing 85% (eighty-five per cent) of the issued registered capital of the Company, owned by Vendor 1, having the serial numbers 000001-010625, being sold to Purchaser 1;

      "Share 2 package" shall mean 1.875 pieces registered ordinary shares, each having a nominal value of HUF 10.000 (ten thousand Hungarian forints), representing 15% (fifteen per cent) of the issued registered capital of the Company, owned by Vendor 2, having the serial numbers 010626-012500 being sold to Purchaser 2;

      "Subsidiaries"  shall  mean  Navigator   Informatika  Kft.  and  Navigator
Engineering Kft;


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

      "Transferable EuroWeb Shares" shall mean the EuroWeb Shares comprising the Consideration 2.

      "Wallis  Rt"  shall  mean  Wallis  Befektetesi,   Gazdasagi  Tanacsado  es
Vagyonkezelo Rt (registered seat: 1138 Budapest, Vaci ut 141.; registration number:
01-10-041766);

      1.2 Singular/Plural; References In this Agreement:

      (a) unless the context otherwise requires, words denoting the singular include the plural and vice versa, and words denoting persons include natural or juridical persons, corporations, partnerships and legal entities;

      (b) the terms "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement; and any particular Article, Section, Clause or Paragraph of this Agreement followed by a number means and refers to the specified Article, Section, Clause or Paragraph of this Agreement.

ARTICLE II: THE TRANSACTION

      2.1 Purchase and Sale of the Sale Shares. Subject to the terms and conditions of this Agreement, Vendor 1 hereby agrees to sell, transfer and deliver the Share 1 package to the Purchaser 1, and the Purchaser 1 agrees to purchase the Share 1 package at the Closing; while Vendor 2 hereby agrees to sell, transfer and deliver the Share 2 package to the Purchaser 2, and the Purchaser 2 agrees to purchase the Share 2 package at the Closing. In consideration of the sale, transfer and delivery of the Sale Shares by the Vendors, the Purchasers shall pay the Consideration for the Sale Shares to the Vendors as set out below:

            2.1.1  Purchaser 1 shall pay to Vendor 1 for the Share 1 package USD
            8.500.000 (eight million five hundred thousand United States dollars) ("Consideration 1" ), as follows:

                   2.1.1.1 USD 150.000  (one hundred and fifty  thousand  United
                        States dollars) upon signing this Agreement; by wire transfer of immediately available funds to the bank account of Vendor 1 held at Bank of Cyprus International Business Unit (121, Georgiou Griva Digheni Avenue, P.O. Box 50215, CY-3699 Limassol, Cyprus) under account no. 0385-40-06-129182, as a down payment ("foglalo"). The Parties declare that they are fully aware of the instrument and the legal consequences of a down payment ("foglalo").

                  2.1.1.2 USD  8.350.000  (eight  million  three  hundred  fifty thousand United States dollars)("Remaining Consideration 1" ) in cash by wire transfer, as set out in Section
                        3.2.1 below, at Closing; and


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

            2.1.2 Purchaser 2 shall pay 1.500.000 USD (one million five hundred thousand United States dollars) to Vendor 2 for the Share 2 package ("Consideration 2"). The Parties agree that Consideration 2 shall be paid at Closing in Transferable EuroWeb shares, as calculated in accordance with Section 2.2.

The Consideration for the Sale Shares consists of two elements: Consideration 1 payable in cash, and Consideration 2 payable in Transferable EuroWeb Shares.

The Parties acknowledge that the Sale Shares are issued for the previous company
name  of  the  Company   (AM-IT   Informatikai   Szolgaltato   es   Kereskedelmi
Reszvenytarsasag).

      2.2 Calculation of the number of Transferable EuroWeb Shares. The number of Transferable EuroWeb Shares shall be calculated based on the Reference Price; i.e. the Consideration 2 shall be equal to 441,566 pieces of Transferable EuroWeb Shares.


ARTICLE III: CLOSING

      3.1 Closing Date, Place of the Closing The Closing shall take place in Budapest, Hungary at the offices of Martonyi es Kajtar Baker & McKenzie 5 (five) business days after all of the conditions precedent (set out in Article V. hereof) have been satisfied, or on such other date as the Parties may mutually agree.

      3.2 Closing Matters Subject to the terms and conditions of this Agreement:

      3.2.1 at the Closing, the Purchaser 1 shall pay to the Vendor 1 the Remaining Consideration 1 in full by wire transfer of immediately available funds to the bank account of Vendor 1 held at Bank of Cyprus International Business Unit (121, Georgiou Griva Digheni Avenue, P.O. Box 50215, CY-3699 Limassol, Cyprus) under account no. 0385-40-06-129182 provided that not later than 3 (three) Business Days preceding the Closing Date Vendor 1 shall be entitled to designate alternative accounts for the Remaining Consideration 1. The payment by the Purchaser 1 of the Remaining Consideration 1 to such account shall be deemed an effective discharge of the requirement to pay such sum if and when the relevant sums shall have been received for the credit of each of such account;

      3.2.2 at the Closing, the Purchaser 2 shall deliver stock certificates representing the Transferable EuroWeb Shares to the Vendor 2 or to the agents or brokerage firms as designated by the Vendor 2 to the Purchaser 2 in writing not later than 5 (five) Business Days prior to Closing which Transferable EuroWeb Shares shall be qualified for trading on the NASDAQ National Market System or SmallCap Market.

      3.2.3 at the Closing, the Vendors shall

      (a) deliver to the Purchasers such resignations or recalls of members of the board of directors and supervisory board, and the auditors of the Company as the Purchasers shall request;


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

      (b) upon receipt of the Remaining Consideration 1 and Consideration 2

            (i)   obtain the release from Commerzbank of the Share Deposit; and

            (ii)  deliver to the Purchasers the Sale Shares endorsed to blank.

      3.2.4 Closing shall be deemed occurred and completed only if any and all actions listed under 3.2.1-3.2.3 have been completed.

      3.2.5.  Immediately  following the delivery of the Sale Shares pursuant to
Section 3.2.3, the Purchasers shall be registered in the share register of the Company as the owners of the Sale Shares.

ARTICLE IV: ACTIONS PRIOR TO CLOSING

      4.1 Conduct of Business prior to ClosingIn the period as from the signing this Agreement until Closing, the following shall apply:

      (a) the Vendors shall cause the Company to provide reasonable notice to the Purchasers of all significant transactions (having a value of at least HUF 10,000,000) in which the Company is involved;

      (b) the Vendors shall cause the Company to operate in the ordinary course in all material respects;

      (c) the Vendors shall not cause adverse change to the Company's business;

      (d) the Parties agree that the Vendors shall cause the Company and the Subsidiaries that the dividend decided on upon approving the 2004 Accounts for the Company and the respective year end accounts of 2004 for the Subsidiaries (in total HUF 22.4 million) shall be paid out prior to the Closing; and other than that no payment of dividend shall take place.

      4.4 Further Actions Subject to the terms and conditions hereof, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE V: CONDITIONS TO CLOSING

      5.1 Condition to Obligations of the Parties The respective obligations of the Parties hereto are subject to the satisfaction at or prior to Closing of the following conditions precedent:

      (a) the Purchasers shall have obtained

            (i) the approval of the Competition Office containing no Material Condition; or the approval of the Competition Office with Material Condition(s), which is (are) acceptable to the Purchasers, such acceptance to be notified in writing to the Vendors within 8 (eight) Business Days following the delivery of the approval of the Competition Office to the Purchasers; and


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

            (ii)  the acquisition loan from Commerzbank;

      (b) the obtaining of the approval of Commerzbank to the change in the Company's ownership and management structure pursuant to this Agreement;

      (c) the return by Commerzbank to Vendor 1 of the supporting declaration issued by Wallis Rt in connection with the Loan Agreement;

      (d) the modification of the contracts listed in Schedule 1 substantially in the form attached hereto as Schedule 2; and

      (e) The Company shall issue a declaration to the Purchasers certifying that as of 1 August 2005 neither Wallis Rt nor any related companies thereof has any outstanding accounts payable vis-a-vis the Company which is overdue more than 120 days; in the form attached hereto as Schedule 3.

      5.2 Actions Relating to the Closing Conditions The Purchasers shall use their best endeavours to obtain the approval of the Competition Office to the transaction contemplated in this Agreement, which includes that the Purchasers shall in a timely manner make all the necessary filings and shall provide all the information to the Competition Office as required by law and as requested by the Competition Office. Without limitation to the above, the Purchasers shall file the request for the approval of the Competition Office as soon as practicable but in any even not later than within the statutory deadline (i.e. 30 (thirty) calendar days from the signing of this Agreement). To the extent any filing and information relates to the Vendors and the Company, the Vendors shall co-operate and shall also cause the Company to co-operate with the Purchasers. The Purchasers shall promptly provide to the Vendors copies of all of their submissions filed with the Competition Office and all written correspondence from the Competition Office. If the approval of the Competition Office contains Material Condition(s), the Parties shall promptly discuss the possibility of meeting the Material Condition, and in any event the Purchasers shall notify the Vendors within 8 (eight) Business Days following the receipt by the Purchasers of approval of the Competition Office the Vendors in writing whether or not they accept the Material Condition(s).

            The Purchasers shall use their best endeavours to obtain the acquisition loan from Commerzbank, the provision of which may not fail because of reasons attributable to the Purchasers and the Purchasers may not withdraw from applying to Commerzbank for receiving the acquisition loan.

      The Parties will mutually co-operate as to obtaining of the approval of Commerzbank to the change in the ownership and management structure of the Company.

      5.3 Notices Each Party shall give prompt written notice to the other Parties of:

      (a) the occurrence of each event or action required as a condition set forth in Section 5.1; and


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

        (b) the occurrence of any event or action of which it becomes aware which may reasonably be anticipated to result in the non-satisfaction of any such condition by the Closing Date.

For the purpose of this Section 5.3, notice given by one Vendor to one Purchaser shall be deemed to be notice given by all Vendors to all Purchasers.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

      6.1 Representations and Warranties of the Vendors The Vendors represent and warrant to the Purchasers severally, not jointly, as follows (unless the wording of the representations and warranties refer to a specific date, the following representations and warranties refer to both the date of the signing of this Agreement as well as the Closing Date):

      (a) Authorisation and Validity of the Agreement Each of the Vendors has the legal capacity, right, power and authority to execute, deliver and perform this Agreement and the other agreements and documents contemplated by this Agreement. The execution, delivery and performance by the Vendors of this Agreement and the consummation by them of the transactions contemplated hereby have been duly authorised by all necessary action on the part of the Vendors. This Agreement has been duly executed and delivered by the Vendors.

      (b) Capitalisation The Sale Shares are the whole of the issued registered capital of the Company. There are no rights of first refusal, pre-emptive rights or other similar agreements (whether by the Vendors or otherwise) obligating the Company or any Vendor to offer any Sale Shares to any person and none of the Sale Shares were issued in violation of any pre-emptive or similar rights.

      The quotas representing the Subsidiaries' respective registered capital are the whole issued registered capital thereof. There are no rights of first refusal, pre-emptive rights or other similar agreements (whether by the Vendors, the Company or otherwise) obligating the Company or any Vendor to offer any quotas in the Subsidiaries to any person and none of said quotas were issued in violation of any pre-emptive or similar rights.

      (c) Sale Shares The Sale Shares are validly issued, fully paid up and owned by and registered under the name of the Vendors in the Company's Book of Shares; and the Vendors made all filings and reporting to the competent court of registration required in connection with the acquisition and holding of the Sale Shares. Upon the Closing the Sale Shares will be transferred to the Purchasers, free from all encumbrances, claims and litigation except for the Agreed Encumbrances and other encumbrances as Commerzbank and the Purchasers may agree.

      The s quotas respectively held by the Company in the Subsidiaries are validly issued, fully paid up and owned by and registered under the name of the Company; and the Company made all filings and reporting to the competent court of registration required in connection with the acquisition and holding of said shares and quotas. Upon the Closing the Company will own said quotas free from all encumbrances, claims and litigation.


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

      (d) Organisation of the Company The Company is a company limited by shares established under the laws of the Republic of Hungary and is duly organized, validly existing and in good standing.

      The Subsidiaries are limited liability companies established under the laws of the Republic of Hungary and are duly organized, validly existing and in good standing.

      (e) Taxation To the best of the knowledge of the Vendors the Company and the Subsidiaries have lawfully performed their obligations to file all relevant tax returns and to pay taxes and contributions.

      (f) Books To the best of the knowledge of the Vendors (i) the Company and the Subsidiaries have kept their books in accordance with the relevant legal rules and the Accounts and the Subsidiaries' respective financial statements present a true and fair view of the Company's and the Subsidiaries' financial position in all material respects as of the date thereof and (ii) the Financial Information are true and fair in all material respects as of the date thereof.

      (g) Adherence with Securities Laws Vendor 2 agrees that it is acquiring the Transferable EuroWeb Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Transferable EuroWeb Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

                  (i)   the  sale  is  made  pursuant  to  the  exemption   from
                        registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

                  (ii) the Transferable EuroWeb Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the Vendor 2 has furnished to Purchasers an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchasers.

            Vendor  2  acknowledges  that  the  certificates   representing  the
Transferable EuroWeb Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

      6.2 Representations and Warranties of the Purchasers The Purchasers represent and warrant to the Vendors as follows (unless the wording of the representations and warranties refer to a specific date, the following representations and warranties refer to both the date of the signing of this Agreement as well as the Closing Date):

      (a) Authorisation and Validity of the Agreement The Purchasers have the legal capacity, right, power and authority to execute, deliver and perform this Agreement and the other agreements and documents contemplated by this Agreement. The execution, delivery and performance by the Purchasers of this Agreement and the consummation by the Purchasers of the transactions contemplated hereby have been duly authorised by all necessary action on the part of the Purchasers. This Agreement has been duly executed and delivered by the Purchasers.

      (b) Capitalisation There are no rights of first refusal, pre-emptive rights or other similar agreements obligating the Purchasers or any other person to offer any Transferable EuroWeb Shares to any person and none of the Transferable EuroWeb Shares were issued in violation of any pre-emptive or similar rights.

      (c) Transferable EuroWeb Shares Upon the Closing the Transferable EuroWeb Shares shall be validly issued, fully paid up and owned by and registered under the name of the Vendor 2 and such Transferable Euroweb Shares shall be free from all encumbrances, claims and litigation.

      (d) Organisation of the Company The Purchasers are companies limited by shares established under the laws of Hungary and the laws of the State of Delaware, respecrively, and are duly organized, validly existing and in good standing.

      (e) No devaluation, filings The Purchasers are not aware of any fact which may result a material devaluation of the EuroWeb Shares. The Purchasers have made all necessary filings with the US Securities and Exchange Commission and each such filing, as of its respective filing date, complied with all applicable requirements of the US securities laws and none of such filings contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated in order to make the statements therein not misleading and none of the information provided to Vendors regarding Purchasers contains an untrue statement of material fact or omits to state a material fact required to be stated in order to make the statements not misleading.

      6.3 Indemnification by the VendorsSubject to the limitations set forth below, the Vendors agree to indemnify the Purchasers against any and all losses which the Purchasers may sustain which arise out of or result from a breach of any of the representations, warranties, covenants or agreements of the Vendors contained in this Agreement.

      The Vendors shall not be under any obligation to indemnify or recompense the Purchasers for any contingent or other such losses of a similar nature (unless and to the extent that such losses become realized) and the Purchasers hereby unconditionally waive any claim therefor.

      6.4 Indemnification by the Purchasers Subject to the limitations set forth below, the Purchasers agree to indemnify the Vendors against any and all losses which the Vendors may sustain which arise out of or result from a breach of any of the representations, warranties, covenants or agreements of the Purchasers contained in this Agreement.

The liability of the Purchasers for any breach of any of the obligations, representations, warranties, covenants or agreements of any of the Purchasers contained in this Agreement shall be joint and several.

      The Purchasers shall not be under any obligation to indemnify or recompense the Vendors for any contingent or other such losses of a similar nature (unless and to the extent that such losses become realized) and the Vendors hereby unconditionally waive any claim therefor.

      6.5 Conduct of Litigation

      (a) Subject to the limitations set forth in Section 6.6 hereof, whenever a claim for indemnification shall arise under this Article VI, the Party (or Parties) seeking indemnification (the "Indemnified Party") shall notify, in writing, the Party (or Parties) from whom indemnification is sought (the "Indemnifying Party") of such claim, together with an estimate of the amount of such claim in reasonable detail, and, as soon as known, the facts constituting the basis for such claim. The Indemnified Party shall be under a duty to take commercially reasonable efforts to mitigate the losses relating to any such claim, and any losses incurred in such commercially reasonable mitigation efforts shall constitute losses for purposes of this Article VI.

      (b) Without limiting the generality of Section 6.5 (a) hereof, in the event of a claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party (a "Third Party Claim"), the Indemnified Party shall give notice to the Indemnifying Party no later than 20 (twenty) Business Days prior to the time any response to an asserted Third Party Claim is required. The Indemnified Party (or the Company as the case may be) shall not make admission of liability, agreement, settlement or compromise without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party may assume the defence of any Third Party Claim, provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If an Indemnifying Party assumes the defence of any such Third Party Claim or related legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the settlement or defence thereof; provided, however, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice. If any of the Vendors as Indemnifying Party assumes the defence of any Third Party Claim, the Purchasers shall, and shall cause the Company to, provide such Vendor such access to persons and information as it may reasonably request in the defence of such Third Party Claim.

      (c) In the case of any claim that is not a Third Party Claim, the Indemnifying Party shall have 30 (thirty) Business Days within which it may respond to a notice of a claim for indemnification given by an Indemnified Party pursuant to Section 6.5(a) hereof. If such claim is not contested, then the Indemnifying Party shall as soon as practicable proceed to take whatever action is required to carry out its indemnification obligations.

      6.6 Limitations on Indemnification

      (a) The Vendors' total liability in respect of all claims under the warranties and representations is limited to 10% (ten per cent) of the Consideration for the Sale Shares.

      (b) The Vendors are not liable in respect of a claim under the warranties and representations unless and until liability determined in respect of any such claim, when aggregated with any other amount or amounts of liability determined in respect of other claims under the warranties and representations exceeds 2% (two per cent) of the Consideration for the Sale Shares (excluding interest, costs, etc.) in which event all the claims under the warranties and representations will be recoverable hereunder including those within the 2 % threshold, provided that the other limitations contained in Section 6.6 hereof will remain unaffected.

      (c) The Vendors are not liable in respect of a claim under the warranties and representations unless and until liability determined in respect of any such claim exceeds 0,2% (zero pint two per cent) of the Consideration for the Sale Shares (excluding interest, costs, etc.).

      (d) The Vendors are not liable for a claim under the warranties and representations unless the Purchasers have given the Vendors notice of the claim setting out full particulars of the grounds on which such claim is based on or before the end of the 9th calendar month following the date of the Closing.

      (e) The Vendors shall not be liable under this Agreement in respect of any claim to the extent that a provision or reserve is made in the Accounts for the matter giving rise to the claim.

      (f) The Purchasers shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of any individual breach of the warranties and representations where the Purchasers would thereby reap a windfall. In particular, the Vendors shall not be liable in respect of any claim (i) to the extent that any losses arising from such claim are covered by a policy of insurance in force on the date of Closing or would have been so covered had such policy of insurance been maintained beyond Closing; or (ii) for any losses suffered by the Purchasers or the Company to the extent of any actual monetary savings realized by the Purchasers or the Company directly corresponding to such losses.

      (g) The Vendors shall not be liable under this Agreement for any losses to the extent that such losses arise out of or result from:

            (i) any act taken by the Company after the Closing other than acts taken for the purpose of mitigating losses;

            (ii) any change in accounting or taxation policy, bases or practice of the Company introduced after the Closing.

ARTICLE VII: SUPPLY OF INFORMATION

      7.1 The Purchasers acknowledges that the Data Room and any other written, visual or oral information made available to the Purchasers or their advisers in connection with its or their investigation of the Company and the purchase of the Sale Shares (altogether the "Information") is not necessarily complete nor sufficient to enable them to decide whether or not to purchase the Sale Shares but the Purchasers have made such investigations as it believes necessary in order to purchase the Sale Shares.

      7.2 Without prejudice to the generality of Sections 7.1, the Purchasers acknowledge that all Information speaks as of the date of the document in which it is contained or the date on which it was otherwise given.

ARTICLE VIII: TERMINATION

      8.1 General This Agreement may be terminated or rescinded only prior to the Closing, under the following circumstances:

      (a) by mutual consent of the Purchasers and the Vendors; or

      (b) by he Vendors, if the Purchasers fails to pay the down payment as referred to in 2.1 above; or

      (c) by the Vendors after 45 (forty-five) calendar days following the signing of this Agreement if the Purchasers failed the deadline for the filing of the request for the approval of the Competition Office with more that 15 (fifteen) calendar days for reasons attributable to the Purchasers; or

      (d) by the Vendors if the Purchasers fail any deadline set by the Competition Office in the procedure pursuant to Section 5.1 (b) hereof with more than 15 (fifteen) calendar days, for reasons attributable to the Purchasers; or

      (e) by any of the Parties if the Competition Office in its final written resolution rejects its approval to the transaction contemplated in this Agreement or the Competition Office's final written resolution contains a Material Condition, which is not acceptable to the Purchasers and this is notified in writing to the Vendors;

      (f) by any of the Parties if Commerzbank explicitly rejects in writing its approval to the change of the Company's ownership and management structure pursuant to this Agreement.

      8.2 Procedure Upon Termination In the event of the termination of this Agreement pursuant to Section 8.1 by a Party hereto, written notice thereof specifying the cause of such termination shall promptly be given to each of the other Parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the Parties hereto. Notwithstanding anything to the contrary in this Article VIII, the termination of this Agreement shall not release any Party hereto from any obligations or damages attributable to a breach of such Party's representations, warranties, obligations or covenants prior to the termination of this Agreement.

      8.3 Survival of Certain Provisions Notwithstanding Section 8.2 hereof, the respective obligations of the Parties hereto pursuant to Sections 10.1 to 10.3, 10.8, 10.10 and 10.12 shall survive any termination of this Agreement.

ARTICLE IX: POST CLOSING OBLIGATIONS

      9.1 Claims Against Officers The Purchasers hereby irrevocably agree that they will not and will cause the Company not to commence any legal action or pursue any claim (other than claims for damages caused wilfully) against members of the board of directors and supervisory board of the Company in office at any time between 1 September 2004 and the Closing Date with respect to their activities performed for the Company prior to the Closing as members of the board of directors or as supervisory board members. This will not have an impact on the liability in accordance with the rules and limitations contained in the Labour Code of the employees of the Company including those who have been also members of the board of directors for any damages caused for the Company, which liability will remain unaffected.

      9.2 Covenants Not to Compete Unless acting with the Purchasers' prior written consent, neither the Vendors or any entity over which a Vendor has Controlling Influence will

      (a) divert from the Company any business conducted in Hungary existing as at Closing;


      (b) request or advise any present or future customer of the Company to withdraw, curtail or cancel its business dealings with the Company;

      (c) directly or indirectly solicit or encourage any employee of the Company working in the business IT services business to leave the employment of the Company; or

      (d) actively solicit or encourage any consultant under contract with the Company to cease work with the Company.

      The obligations under subparagraphs (a) and (b) shall apply for the period of three (3) years immediately following the Closing, while the obligations under subparagraphs (c) and (d) shall apply for the period of one (1) year immediately following the Closing.

      9.3 Filings Pursuant to Securities Exchange Act of 1934 Vendor 2 acknowledges that Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, oblige holders of shares of a registered class of securities to make certain filings once the interests of such holders reach specified thresholds and that such filing requirements may apply to Vendor 2 upon the acquisition of the Transferable EuroWeb Shares.

      9.4 Termination of Management Contracts The Vendors hereby give their consent without any further consequences on Purchasers' side that after Closing the Purchasers initiate the termination of the Management Hiring Agreements related to Zoltan Jutasi (contract no.: MK-74/2005) and to Lajos Juhasz (contract no.: MK- 75/2005) with immediate effect.

ARTICLE X: MISCELLANEOUS

      10.1 Fees and expenses Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and through Closing, including attorneys', accountants and other advisors' fees and the fees and expenses of any broker, finder or agent retained by such Party in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Purchasers shall be responsible for any procedure, professional or other fees and expenses related to any filings and reporting to be made with any US authorities or other bodies or otherwise accruing in connection with the US legal implications of this Agreement and the transactions contemplated hereby.

      10.2 Arbitration Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry. The place of arbitration shall be Budapest, the number of arbitrators shall be three (3) and the language to be used in the arbitral proceedings shall be English.

      10.3 Notices Any notice, request, demand, waiver or other communication to be given or made under this Agreement to the Parties shall be in writing. Except as otherwise provided in this Agreement, such notice, request, demand, waiver or other communication shall be deemed to have been duly given or made to the Party to which it is required or permitted to be given or made at such Party's address specified below or at such other address as such Party shall have designated by notice to the Party making such notice, request, demand, waiver or other communication, if hand-delivered, on the date of such delivery, if sent by certified or registered mail, on the date of receipt specified in any return receipt, if sent by telex or telefax or other similar form of telecommunications (with receipt confirmed) on the next working day following such transmission.

            (a)   If to the Vendors:

                  Attention: Ferber Ferenc
                  Address: 1046 Budapest, Damjanich u.1.
                  Fax: +36-1-450-5331

            (b)   If to the Purchasers:

                  EuroWeb Internet Szolgaltato Reszvenytarsasag
                  Address:1138 Budapest, Vaci ut 141.
                  Fax:+36-1-889-7100
                  Attention: Csaba Toro

or to such other persons, addresses and fax numbers as a Party shall specify as to itself by notice in writing to the other Parties.

      10.4 Entire Agreement This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

      10.5 Assignment None of the rights and obligations under this Agreement shall be assignable by any of the Parties hereto without the prior written consent of the other Parties, except that any of the Parties may, without such consent, assign its rights hereunder to any of its Affiliates or successors thereof.

      10.6 Amendment and Modification This Agreement may be amended, modified and supplemented only by a written instrument authorised and executed on behalf of each of the Parties.

      10.7 Public Announcements Within 3 (three) Business Days following the date hereof the Parties shall enter into bona fide negotiations and will, without delay, mutually agree on the principles of making public disclosure in respect of this Agreement. None of the Purchasers or the Vendors shall, unless fully in compliance with such principles, make or issue, or cause to be made or issued, any public disclosure, announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other Parties.

      10.8 Language This Agreement has been executed in the English language, which shall be the binding and controlling language for all matters relating to the meaning or interpretation of this Agreement.

      10.9 Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      10.10 Applicable Law This Agreement shall be governed by and construed in accordance with the laws of the Republic of Hungary without regard to the conflict of laws principles thereof, provided, however, that provisions specifically referencing the laws of the United States, any actions to be taken pursuant to or in compliance with such laws shall be construed in accordance with US laws and matters relating to the legal authority or capacity of Purchasers, the issuance and nature of EuroWeb Shares, the rights of holders of EuroWeb Shares shall be construed in accordance with the laws of the State of Delaware.

      10.11 Severability The provisions of this Agreement will be deemed severable, and if any part of any provision is held to be illegal, void or unenforceable in its entirety or partially or as to any Party, for any reason, such provision may be changed by the applicable arbitration tribunal or court of competent jurisdiction, consistent with the intent of the Parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, or unenforceable in its entirety or partially or as to any Party, for any reason, and if such provision cannot be changed consistent with the intent of the Parties hereto to make it fully legal, valid, binding, and enforceable, then such provisions will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

      10.12. Confidentiality Except as permitted or contemplated by Section 10.7 hereof, each of the Parties undertakes to keep any and all information relating to this Agreement confidential and not to divulge or disclose such information to any third party without the prior express written consent of the other Parties to this Agreement. This will not limit any of the Parties to provide information on this Agreement to the extent reasonably necessary to its Affiliates.

Schedules:

Schedule 1:       Contracts to be modified
Schedule 2:       Form of contract modification
Schedule 3:       Form of Declaration of the Company
Schedule 4:       Interim Account
Schedule 5:       Financial Information


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as set forth herein, on the day and year first above written.


                   Marivaux Investments Limited:
                   Name (print): Ferenc Ferber
                   Signature:

                   Graeton Holdings Limited:
                   Name (print): Ferenc Ferber
                   Signature:

                   EUROWEB Internet Szolgaltato Reszvenytarsasag.
                   Name (print): Csaba Toro
                   Signature:

                   EUROWEB International Corporation
                   Name (print): Csaba Toro
                   Signature: